CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-226516) of Sonos, Inc. of our report dated November 28, 2018 relating to the financial statements, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
November 28, 2018